PEOPLE'S REPUBLIC OF CHINA

                                  LEGAL ENTITY

                                BUSINESS LICENSE

(Left Side)

Registration No.: Xianyang Joint Venture No. 000170                        1/2

This enterprise has registered to be business legal entity and is approved to do business.

                                    Annual Validation Check by every March 1

(Right Side)

Name of enterprise:
         In Chinese:
         In English:                XIANYANG DAMING ELECTRONICS CO., LTD.

Address:                            70 Weiyang West Road, Xianyang, Shaanxi
                                    Province

Type of the enterprise:             Joint Venture

Field of Operation:                 Manufacturing and sales of deflection yokes.

Registration Capital:               USD1,800,000


Chairman of Board:                  Du, Qing Song
Vice Chairman of Board:             To, Shing Hoi
General Manager:                    Du, Qing Song
Deputy General Manager:             Cheng, Kaihua


Term of Operation:                  From October 16, 1992 to October 15, 2022

The License valid date:             From October 16, 1992 to October 15, 2022


The Commerce Administration Bureau of PRC   Director (Signature)

                                            Seal Date:            March 12, 1997